Exhibit 5.1

March 15, 2018

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

Re:                             Registration Statement on Form S-3 relating to 2018 Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”), of the offering and sale by the Company of up to 15,303,119 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), pursuant to the Company’s 2018 Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  This opinion letter is being delivered to you at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the “Documents”): (i) the Registration Statement, including the prospectus (the “Prospectus”) and the Plan included therein, in the form in which it will be filed with the Commission; (ii) the charter of the Company, as amended and supplemented to date (collectively, the “Charter”), as certified by the Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of a recent date; (iii) the bylaws of the Company, as in effect on the date hereof, as certified by an officer of the Company (the “Bylaws”); (iv) resolutions of the Board of Directors of the Company relating to, among other things, the authorization and approval of (A) the Plan, (B) the filing of the Registration Statement, and (C) the issuance of the Shares under the Plan, as certified by an officer of the Company; (v) a certificate of the SDAT as to the good standing of the Company, dated March 14, 2018; (vi) a certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters; and (vii) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.  As to certain factual matters we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

Based upon and subject to the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the issuance of the Shares has been duly authorized, and, when paid for, issued, and delivered in accordance with the terms and conditions of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is subject to the following additional general qualifications and assumptions:

(a)                                 We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.

(b)                                 We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication, or mortgage lending laws of the State of Maryland.

(c)                                  We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to ownership limitations, and we further assume that the Company will not issue any shares of capital stock other than the Shares.

We hereby consent to (i) the reference to our firm appearing under the caption “Legal Matters” in the Prospectus, and (ii) the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention.  We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion letter is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP